                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party Other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
    (2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                             NABORS INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)    Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
         (2)    Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
         (4)    Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
         (5)    Total fee paid:

         -----------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)    Amount Previously Paid:

         -----------------------------------------------------------------------
         (2)    Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------
         (3)    Filing Party:

         -----------------------------------------------------------------------
         (4)    Date Filed:

         -----------------------------------------------------------------------

================================================================================





           -----------------------------------------------------------

                                     Notice

                                       of

                               2000 Annual Meeting

                                       of

                                  Shareholders

                                       and

                                 Proxy Statement

           -----------------------------------------------------------




                                                     [NABORS INDUSTRIES LOGO]


================================================================================

                      [NABORS INDUSTRIES, INC. LETTERHEAD]

                                                                     May 8, 2000

TO OUR SHAREHOLDERS:

      You are cordially invited to attend the 2000 Annual Meeting of Shareholders of Nabors Industries, Inc., which will be held on Tuesday, June 6, 2000, beginning at 11:00 a.m., Central Daylight Time, at the Wyndham Greenspoint Hotel, 12400 Greenspoint Drive, Houston, Texas 77060.

      Information about the annual meeting, including matters on which shareholders will act, may be found in the notice of annual meeting and proxy statement accompanying this letter. We look forward to greeting in person as many of our shareholders as possible.

      Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed notice of annual meeting and proxy statement, please sign, date and return the enclosed proxy in the stamped envelope included with this letter.

                                             Sincerely yours,

                                             /s/ E. M. ISENBERG

                                             EUGENE M. ISENBERG
                                             Chairman of the Board

                      [NABORS INDUSTRIES, INC. LETTERHEAD]


                                 ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 6, 2000

                                 ---------------


     The 2000 Annual Meeting of Shareholders of Nabors Industries, Inc. will be held at the Wyndham Greenspoint Hotel, 12400 Greenspoint Drive, Houston, Texas 77060 on Tuesday, June 6, 2000 at 11:00 a.m., Central Daylight Time, to consider and act upon the following matters:

     1.   The election of two Class III directors for terms expiring in 2003.

     2. Approval to amend Nabors Restated Certificate of Incorporation to increase the authorized common stock to 400,000,000 shares.

     3.   Such other business as may properly come before the annual meeting.

     The Board of Directors has fixed the close of business on April 14, 2000 as the record date for determining the shareholders who are entitled to vote at the annual meeting and any adjournment or postponement of the meeting.

                                             By Order of the Board of Directors,

                                             /s/ D. MCLACHLIN

                                             DANIEL MCLACHLIN
                                             Corporate Secretary

Dated: May 8, 2000

     Please date and sign the enclosed proxy, and return it at your earliest convenience in the enclosed stamped envelope, so that, if you are unable to attend the annual meeting, your shares may be voted.

                             NABORS INDUSTRIES, INC.

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

                       2000 ANNUAL MEETING OF SHAREHOLDERS

                                  JUNE 6, 2000

         The Board of Directors of Nabors Industries, Inc., a Delaware corporation, prepared this proxy statement for the purpose of soliciting proxies for the 2000 Annual Meeting of Shareholders. Our annual meeting will be held at the Wyndham Greenspoint Hotel, 12400 Greenspoint Drive, Houston, Texas 77060 at 11:00 a.m., Central Daylight Time, on Tuesday, June 6, 2000, unless adjourned or postponed. The Board is making this solicitation by mail, and Nabors will pay all costs associated with this solicitation.

         This proxy statement and accompanying notice of annual meeting and proxy are first being mailed to shareholders on or about May 8, 2000.

         At the annual meeting, each share of Nabors common stock will be entitled to one vote. The common stock is the only outstanding class of voting securities of Nabors. Only shareholders of record on Nabors' books at the close of business on April 14, 2000 will be entitled to vote at the annual meeting. A quorum is necessary to transact business at the annual meeting. The presence at the annual meeting, in person or by proxy, of holders of a majority of the shares outstanding on April 14, 2000, constitutes a quorum. On April 14, 2000, there were 145,469,597 shares outstanding and entitled to vote.

         Proxies received will be voted in accordance with the shareholders' directions given in the proxies. In the absence of directions, shares will be voted FOR the nominees for election as directors named in this proxy statement and FOR the amendment to Nabors' restated certificate of incorporation to increase the number of authorized shares of common stock to 400,000,000. You may revoke your proxy at any time before it is actually voted by:

         o filing with the Corporate Secretary of Nabors, at or before the annual meeting and prior to the vote, a written notice of revocation bearing a date later than the proxy being revoked;

         o duly signing and delivering, prior to the annual meeting, a subsequent proxy relating to the annual meeting; or

         o voting in person at the annual meeting (although attendance at the annual meeting will not, by itself, constitute a revocation of a proxy).

You must send any written notice revoking your proxy to the Corporate Secretary at our executive offices, 515 West Greens Road, Suite 1200, Houston, Texas 77067.

         Nabors' restated certificate of incorporation provides that the affirmative vote of a plurality of the votes cast at a meeting at which a quorum is present is required for the election of directors. The affirmative vote of the majority of the voting power of the Company entitled to vote is required to amend the restated certificate of incorporation. If any other matter should be presented at the annual meeting upon which a vote may be taken, shares represented by proxies in the accompanying form will be voted in accordance with the judgment of Eugene M. Isenberg or Anthony G. Petrello, who have been designated as proxies to vote the shares solicited by this proxy statement.

         Abstentions are votes withheld by shareholders who are present at a meeting and entitled to vote. Abstentions will be counted for purposes of establishing a quorum. They also will be counted in the vote with respect to amendment of Nabors' restated certificate of incorporation, where they will have the effect of a vote against the proposal. Abstentions are not considered votes cast on a matter. As such, they will not be counted in the vote with respect to election of directors.

         Broker non-votes occur when the person, usually a broker, holding the certificate in street name does not have discretionary authority to vote on a matter, and has not received instructions on how to vote from the beneficial owner of the shares. Broker non-votes will be counted for purposes of establishing a quorum, but will not be counted as votes cast or entitled to vote on any proposals at the meeting. This will have the effect of reducing the absolute number of shares required to approve a matter to be voted on at the meeting.

         In December 1997, Nabors changed the fiscal year from a year beginning October 1 and ending September 30 to a year beginning January 1 and ending December 31. References in this document to a transition period are to the three-month period beginning October 1, 1997 and ending December 31, 1997.

                              ELECTION OF DIRECTORS

         The restated certificate of incorporation authorizes the Board to fix the number of directors from time to time, but at no less than five nor more than eleven. The number of directors currently is established at eight. The restated certificate of incorporation also provides for three classes of directors, designated Class I, Class II and Class III, each currently having three-year terms of office. Each class of directors is to consist of, as nearly as possible, one-third of the total number of directors constituting the entire Board. Except for directors elected to fill vacancies (whether created by death, resignation, removal or expansion of the Board), the directors of each class will be elected for a term of three years or until their successors have been elected and qualified. At the annual meeting, two Class III directors, Eugene M. Isenberg and Jack Wexler, are nominated for election to the Board to serve for a three-year term.

         On November 24, 1999, pursuant to the merger with Pool Energy Services Co., James L. Payne was elected a Class I director of Nabors Industries, Inc. by vote of the Board of Directors.

         If the enclosed proxy is signed and returned, it will be voted FOR the election of Mr. Isenberg and Mr. Wexler as Class III directors, to serve until the 2003 annual meeting of shareholders or until their successors have been duly elected and qualified, unless contrary directions are given in your proxy. However, should any nominee become unavailable or prove unable to serve for any reason, the proxy will be voted for the election of such other person as the Board may select to replace such nominee, unless the Board instead fixes the number of directors at less than eight. The Board has no reason to believe that the nominees will not be available or will prove unable to serve.

         The following tables set forth certain information concerning each Class III director nominee, the continuing Class I and Class II directors and executive officers of Nabors who are neither directors nor nominees for election as directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE CLASS III DIRECTOR NOMINEES IDENTIFIED BELOW.

              CLASS III DIRECTOR NOMINEES -- TERMS EXPIRING IN 2000


                                                                                                         DIRECTOR
                                                           POSITION WITH NABORS                          OF NABORS
            NAME               AGE                     AND PRIOR BUSINESS EXPERIENCE                       SINCE
            ----               ---                     -----------------------------                     ---------

Eugene M. Isenberg......        70    Chairman of the Board, Chairman of the Executive Committee of        1987
                                        the Board and Chief Executive Officer of Nabors since 1987.
                                        He has been a Director of Danielson Holding Corporation (a financial services holding company) since 1990.  He has been a Governor of the National Association of Securities Dealers
                                        (NASD) since 1998, the National Association of Securities
                                        Dealers Automated Quotation (NASDAQ) since 1998 and the
                                        American Stock Exchange (AMEX) since 1996.  From 1969 to
                                        1982, Mr. Isenberg was Chairman of the Board and principal shareholder of Genimar, Inc. (a steel trading and building products manufacturing company), which was sold in 1982.
                                        From 1955 to 1968, Mr. Isenberg was employed in various
                                        management capacities with Exxon Corporation.

Jack Wexler.............        74    Chairman of the Compensation Committee of the Board and a            1987
                                        member of the Executive and Audit Committees of the Board
                                        since 1987.  He is an international business consultant and has acted as a consultant to exporting and petroleum service companies since 1983.  Prior to 1983, Mr. Wexler was
                                        employed by Exxon Corporation and its affiliates, serving in senior staff and operating management positions in the
                                        United States and the Far East.

              CLASS I CONTINUING DIRECTORS - TERMS EXPIRING IN 2001


                                                                                                         DIRECTOR
                                                           POSITION WITH NABORS                          OF NABORS
            NAME               AGE                     AND PRIOR BUSINESS EXPERIENCE                       SINCE
            ----               ---                     -----------------------------                     ---------

James L. Payne.........         63     Member of the Technical and Safety Committee of the Board           1999
                                         since 1999. Mr. Payne is currently Chief Executive Officer of Santa Fe Snyder Corporation and a Director of BJ
                                         Services since 1999. He was a Director of Pool Energy
                                         Services Co. from 1993 until its acquisition by Nabors in
                                         November 1999. He was the Chairman, and Chief Executive
                                         Officer of Santa Fe Energy Resources from 1990 until 1999
                                         when it merged with Snyder Oil Corporation. He joined Santa
                                         Fe's predecessor company, Santa Fe Energy Company, a
                                         subsidiary of the Santa Fe Pacific Corporation, in 1982 as the Senior Vice President-Exploration and Land, and was
                                         appointed President in 1986. Mr. Payne is a graduate of the
                                         Colorado School of Mines where he was named a Distinguished
                                         Achievement Medalist in 1993. He holds an MBA degree from
                                         Golden Gate University and has completed the Stanford
                                         Executive Program.

Hans W. Schmidt........         70     Chairman of the Technical and Safety Committee of the Board         1993
                                         since 1998.  From 1958 to 1992, Mr. Schmidt held a number
                                         of positions with C. Deilman A.G., a diversified energy
                                         company located in Bad Bentheim, Germany, including
                                         serving as a Director from 1982 to 1992.  He also served
                                         from 1965 to 1992 as Director of a subsidiary of C.
                                         Deilman A.G., Deutag Drilling, a company with worldwide
                                         drilling operations. From 1988 to 1991, Mr. Schmidt
                                         served as President of Transocean Drilling Company, a
                                         company of which he was also a director from 1981 until
                                         1991.

Richard A. Stratton....         53     Vice Chairman of the Board since 1992, a member of the              1986
                                         Executive Committee of the Board since 1992 and a member
                                         of the Technical and Safety Committee of the Board since
                                         1998.  Mr. Stratton served Nabors as President and Chief
                                         Operating Officer from 1986 to 1992, as Vice President
                                         from 1981 to 1986 and as Corporate Controller from 1979
                                         to 1981. From 1970 to 1979, Mr. Stratton, a certified
                                         public accountant, was associated with the accounting
                                         firm Price Waterhouse.

             CLASS II CONTINUING DIRECTORS -- TERMS EXPIRING IN 2002

                                                                                                         DIRECTOR
                                                           POSITION WITH NABORS                          OF NABORS
            NAME               AGE                     AND PRIOR BUSINESS EXPERIENCE                       SINCE
            ----               ---                     -----------------------------                     ---------

Anthony G. Petrello....         45    President and Chief Operating Officer of Nabors since 1992 and a      1991
                                        member of the Executive Committee of the Board since 1991.
                                        From 1979 to 1991, Mr. Petrello was with the law firm Baker &
                                        McKenzie, where he had been Managing Partner of its New York
                                        Office from 1986 until his resignation in 1991.  He continues as Of Counsel to the firm and the firm continues to provide legal services to Nabors.  Mr. Petrello holds a J.D. degree from Harvard Law School and B.S. and M.S. degrees in
                                        Mathematics from Yale University.

Myron M. Sheinfeld.....         70    Chairman of the Audit Committee of the Board since 1988 and a         1988
                                        member of the Compensation Committee since 1993.  He is
                                        counsel to the law firm Sheinfeld, Maley & Kay, a professional corporation located in Houston, Texas with which he has been affiliated for over 31 years.  Mr. Sheinfeld was an adjunct professor of law at the University of Texas, School of Law from 1975 to 1991, and has been a contributing author to
                                        numerous legal publications, and a contributor, co-editor and co-author of Collier On Bankruptcy, and a co-author of Collier
                                        On Bankruptcy Tax for Matthew Bender & Co., Inc.  He is a
                                        member of the Board of Editors of "The Practical Lawyer," a member of the Board of Trustees of Third Avenue Trust (a
                                        registered investment company) and a Director of Anchor Glass
                                        Container Corporation and Repap Enterprises, Inc.

Martin J. Whitman......         75    Member of the Audit Committee of the Board since 1993.  Chairman      1991
                                        of M. J. Whitman, Inc., and its predecessors (a broker-dealer), since 1974 (Chief Executive Officer until July 1999); Chief
                                        Executive Officer and a Director of Danielson Holding
                                        Corporation since 1990 (Chairman of the Board until July 1999);
                                        Chairman, Chief Executive Officer and Director of Third Avenue
                                        Trust and its predecessor and EQSF Advisers, Inc. (the adviser to Third Avenue Trust) since 1990; Director of Tejon Ranch Co.
                                        (an agricultural and land management company) since 1997; and
                                        Director from March 1993 to February 1996 of Herman's Sporting
                                        Good's, Inc. (a retail sporting goods chain) which filed a voluntary petition under Chapter 11 of the United States
                                        Bankruptcy Code in April 1996.  Mr. Whitman is an Adjunct
                                        Lecturer, Adjunct Professor and Distinguished Fellow in Finance,
                                        Yale University School of Management from 1972 to 1984 and 1992 to present.  Mr. Whitman is co-author of The Aggressive
                                        Conservative Investor and author of Value Investing: A Balanced
                                        Approach.



OTHER EXECUTIVE OFFICERS


                                                                   POSITION WITH NABORS
            NAME                AGE                            AND PRIOR BUSINESS EXPERIENCE
            ----                ---                            -----------------------------

Bruce P. Koch...........        40     Vice President-Finance, since January 1996, and Controller of Nabors March
                                         1990 to 1995.  He was associated with the accounting firm of Coopers &
                                         Lybrand from 1983 to 1990 in a number of capacities including Audit
                                         Manager.  Mr. Koch has been a Certified Public Accountant since 1982.

Daniel McLachlin........        62     Vice President-Administration and Corporate Secretary of Nabors since
                                         1986. He was Manager, Administration of Nabors from 1984 to 1986. From
                                         1979 to 1984, he was the Vice President, Human Resources of Nabors
                                         Drilling Limited, a subsidiary of Nabors.


                             COMMITTEES OF THE BOARD

         The Board has four committees - the Executive Committee, the Compensation Committee, the Audit Committee and the Technical and Safety Committee. The Board does not have a standing nominating committee. A shareholder who wishes to nominate a candidate for election to the Board should forward the candidate's name and detailed description of the candidate's qualifications to Nabors' Corporate Secretary at 515 West Greens Road, Suite 1200, Houston, Texas 77067. Nabors bylaws require notice of nominations by shareholders of persons for election as directors at the 2001 annual meeting of shareholders to be held on June 5, 2001 to be delivered to Nabors on or prior to January 2, 2001.

The membership, number of meetings and responsibilities of each committee of the Board are noted below.

---------------------------------------------------------------------------------------------------------------------
                                                     NUMBER OF
                                                    MEETINGS IN
       COMMITTEE                  MEMBERS               1999                        RESPONSIBILITIES
---------------------------------------------------------------------------------------------------------------------
EXECUTIVE COMMITTEE        Eugene M. Isenberg*           10        Exercises all powers, rights and authority of the
                           Anthony G. Petrello                     Board, except with respect to certain actions as
                           Richard A. Stratton                     provided in Nabors' bylaws or applicable law.
                           Jack Wexler
---------------------------------------------------------------------------------------------------------------------
COMPENSATION COMMITTEE     Jack Wexler*                   2        Reviews and makes recommendations with respect to
                           Myron M. Sheinfeld                      the objectives, structure, cost and administration
                                                                   of Nabors; compensation programs, including but
                                                                   not limited to review of employment agreements,
                                                                   salaries, bonuses, stock options and employee
                                                                   benefit plans for officers and other key employees
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                     NUMBER OF
                                                    MEETINGS IN
       COMMITTEE                  MEMBERS               1999                        RESPONSIBILITIES
---------------------------------------------------------------------------------------------------------------------
AUDIT COMMITTEE            Myron M. Sheinfeld*            4        Reviews and approves the scope of audit and
                           Jack Wexler                             non-audit services, the results of the audit, the
                           Martin J. Whitman                       adequacy of internal controls and fee estimates
                                                                   for audit and certain non-audit services
---------------------------------------------------------------------------------------------------------------------
TECHNICAL AND SAFETY       Hans Schmidt*                  4        Provides leadership in developing policies,
COMMITTEE                  James L. Payne                          implementing programs and monitoring performance
                           Richard A. Stratton                     in the technical and safety aspects of Nabors'
                                                                   operations
---------------------------------------------------------------------------------------------------------------------

*        Committee Chairman

         The Board of Directors met six times during 1999. No incumbent director attended fewer than 75% of the aggregate of the meetings of the Board and meetings of all committees on which he served, except for Mr. Stratton who attended 60%.

                              DIRECTOR COMPENSATION

         Directors who are not employees of Nabors receive $28,000 per year and an additional $3,000 per year for serving as chairman of a Board committee. Nabors does not pay additional fees for attendance at meetings of the Board or of Board committees, except that non-employee directors who serve on the Executive Committee are paid $2,000 per meeting for attendance at meetings of the Executive Committee.

         Nabors also issues stock options to its non-employee directors to provide an incentive to retain their services. Nabors' goal in thus encouraging the continuity of its non-employee directors is to enhance shareholder value. Option grants are made under option plans adopted from time to time for non-employee directors and are determined by a committee comprised of employee directors of the Board of Directors. On December 7, 1999, each non-employee director received option grants for service during the year 2000 based on his serving as a Board member, a committee member and/or as a committee chairman, as follows: Mr. Payne, 17,500 shares; Mr. Schmidt, 21,500 shares; Mr. Sheinfeld, 26,500 shares; Mr. Wexler, 31,500 shares; and Mr. Whitman, 17,500 shares. Mr. Payne also received an option grant for 12,500 shares upon his election to the Board. All of the options were granted at a per share price of $24.75, become fully vested on December 7, 2000 and are exercisable for ten years from the date of grant.

                              CERTAIN RELATIONSHIPS

         For additional disclosure regarding relationships between members of the Board and Nabors, see "Compensation Committee Interlocks & Insider Participation".

            SHARE OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

         The following table sets forth, as of April 14, 2000, information with respect to the beneficial ownership of Nabors' outstanding shares of common stock by (a) each Director and nominee for election as a Director, (b) executive officers who are not directors or nominees for election as directors, (c) all directors and executive officers as a group, (d) any other person or entity known by Nabors to be the beneficial owner of more than 5% of the shares, of common stock, which is Nabors' only outstanding class of voting securities:

                                                                          COMMON STOCK BENEFICIALLY OWNED
                                                                       --------------------------------------
BENEFICIAL OWNER(2)                                                    NUMBER OF SHARES   PERCENT OF TOTAL(1)
-------------------                                                    ----------------   -------------------

DIRECTORS
Eugene M. Isenberg(3) ...............................................      7,097,521           4.65
James L. Payne ......................................................          6,150              *
Anthony G. Petrello(4) ..............................................      2,871,935           1.94
Hans W. Schmidt(5) ..................................................         73,000              *
Myron M. Sheinfeld(6) ...............................................         54,635              *
Richard A. Stratton(7) ..............................................      1,046,097              *
Jack Wexler(8) ......................................................         25,000              *
Martin J. Whitman(9) ................................................        956,073              *

OTHER EXECUTIVE OFFICERS
Bruce P. Koch(10) ...................................................         19,712              *
Daniel McLachlin(11) ................................................          1,991              *

All Directors/Executive Officers as a group (10 persons)(3)-(11) ....     12,152,114           7.71

---------------
*        Less than 1%

(1) As of April 14, 2000, Nabors had outstanding and entitled to vote 145,469,597 shares.

(2) The address of each of the persons listed is in care of Nabors Industries, Inc., 515 West Greens Road, Suite 1200, Houston, Texas 77067.

(3) The shares listed for Mr. Isenberg include 5,962,119 shares which may be acquired pursuant to the exercise of options within 60 days of April 14, 2000. The shares listed for Mr. Isenberg are held directly or indirectly through certain trusts, defined benefit plans and individual retirement accounts of which Mr. Isenberg is a grantor, trustee or beneficiary. Not included in the table are 190,543 shares owned directly or held in trust by Mr. Isenberg's spouse as to which Mr. Isenberg disclaims beneficial ownership.

(4) The shares listed for Mr. Petrello include 2,720,923 shares which may be acquired pursuant to the exercise of options within 60 days of April 14, 2000. The shares listed for Mr. Petrello are held directly or indirectly through certain trusts of which Mr. Petrello is grantor, trustee or beneficiary.

(5) The shares listed for Mr. Schmidt include 70,000 shares which may be acquired pursuant to the exercise of options within 60 days of April 14, 2000.

(6) The shares listed for Mr. Sheinfeld include 37,500 shares which may be acquired pursuant to the exercise of options within 60 days of April 14, 2000.

(7) The shares listed for Mr. Stratton include 1,017,291 shares which may be acquired pursuant to the exercise of options within 60 days of April 14, 2000.

(8) The shares listed for Mr. Wexler include 25,000 shares which may be acquired pursuant to the exercise of options within 60 days of April 14, 2000.

(9) The shares listed for Mr. Whitman include 57,500 shares which may be acquired pursuant to the exercise of options within 60 days of April 14, 2000. The shares listed for Mr. Whitman also include 474,808 shares of Nabors common stock owned by M. J. Whitman & Co., Inc. Because Mr. Whitman is a majority stockholder in M.J. Whitman & Co, Inc., he may be deemed to have beneficial ownership of the Nabors shares owned by that company. The shares listed for Mr. Whitman exclude 2,805 shares owned directly by Mr. Whitman's spouse as to which Mr. Whitman disclaims beneficial ownership.

(10) The shares listed for Mr. Koch include 19,712 shares which may be acquired pursuant to the exercise of options within 60 days of April 14, 2000.

(11) The shares listed for Mr. McLachlin include 1,900 shares which may be acquired pursuant to the exercise of options within 60 days of April 14, 2000.

                             MANAGEMENT COMPENSATION

SUMMARY COMPENSATION TABLE

         The table below sets forth all reportable compensation awarded to, earned by or paid to the named executive officers for services rendered in all capacities to Nabors and its subsidiaries whose compensation for the year exceed $100,000 for each of the last three fiscal years and the transition period.

--------------------------------------------------------------------------------------------------------------------
                               ANNUAL COMPENSATION                                     LONG TERM COMPENSATION
                                                                                 -----------------------------------
                                                                                          AWARDS             PAYOUTS
 -----------------------------------------------------------------------------------------------------------------------------------
                                                                                  RESTRICTED   SECURITIES
                                                                   OTHER ANNUAL      STOCK     UNDERLYING     LTIP      ALL OTHER
 NAME AND PRINCIPAL                                                COMPENSATION     AWARD(S)    OPTIONS/     PAYOUTS   COMPENSATION
 POSITION                     PERIOD(1)  SALARY($)     BONUS($)        ($)            ($)       SARS (#)       ($)          ($)
 -----------------------------------------------------------------------------------------------------------------------------------
 Eugene M. Isenberg                1999    325,000            0       50,217(2)            0    1,500,000         0       212,502(3)
 Chairman of the
 Board, Director and               1998    325,000    1,000,000                            0    8,249,119         0       114,648
 Chief Executive Officer
                             Transition     81,250      250,000                            0            0         0        30,647
                                 Period

                                   1997    325,000    1,350,000                            0    6,012,500         0       141,453
 -----------------------------------------------------------------------------------------------------------------------------------
 Anthony G. Petrello               1999    275,000            0      209,041(4)            0      750,000         0       289,118(5)
 Director, President and
 Chief Operating Officer           1998    275,000      200,000                            0    3,905,423         0       295,041

                             Transition     68,750       50,000                            0            0         0        62,704
                                 Period

                                   1997    275,000      300,000                            0    3,437,000         0       409,943
 -----------------------------------------------------------------------------------------------------------------------------------
 Richard A. Stratton               1999    275,000            0       35,771(6)            0      337,500         0        15,149(7)
 Vice Chairman of the
 Board and Director                1998    275,000      180,000                            0    1,363,125         0        14,539

                             Transition     68,750       45,000                            0            0         0         5,719
                                 Period

                                   1997    275,000      300,000                            0    1,287,500         0        19,315
 -----------------------------------------------------------------------------------------------------------------------------------
 Bruce P. Koch                     1999    160,000       15,000             (8)            0       50,600         0         7,200(9)
 Vice President-Finance
                                   1998    130,000       11,200                            0       21,000         0         5,850

                             Transition     32,500        2,800                            0            0         0         1,463
                                 Period

                                   1997    126,250       26,000                            0       15,000         0         5,681
 -----------------------------------------------------------------------------------------------------------------------------------

(1) The information for 1999 and 1998 is for the period from January 1 to December 31, the information for the transition period is for the period from October 1, 1997 to December 31, 1997 and the information for 1997 is for the period from October 1, 1996 to September 30, 1997.

(2) Includes (a) various club dues of $19,919; (b) auto allowance of $23,400; and (c) imputed life insurance of $6,898.

(3) Includes (a) Nabors' matching contributions to a retirement savings plan and a non-qualified deferred compensation plan of $7,200 and (b) $205,302 that is the benefit to Mr. Isenberg of the premiums paid by Nabors, as projected on an actuarial basis, for a split dollar life insurance arrangement.

(4) Includes (a) club dues of $2,748; (b) auto allowance of $16,927; (c) imputed life insurance of $1,305; and (d) gross-up amounts for auto allowance, certain traveling and other expenses and imputed interest of $188,061.

(5) Includes (a) Nabors' matching contributions to a retirement savings plan and a non-qualified deferred compensation plan of $7,200; (b) $10,358 that is the benefit to Mr. Petrello of the premiums paid by Nabors, as projected on an actuarial basis, for a split dollar life insurance arrangement; (c) imputed interest of $146,542 on a loan from Nabors in the maximum amount of $2,881,915 pursuant to his employment agreement in connection with his relocation to Houston, the balance of which was $2,881,915 as of March 31, 2000 and no interest has been paid or charged thereon; and (d) reimbursement of certain traveling and other expenses of $125,018.

(6) Includes (a) club dues of $11,765; (b) auto allowance of $11,945; (c) imputed life insurance of $621; and (d) gross-up amounts for auto allowance and imputed interest of $11,440.

(7) Includes (a) Nabors' matching contributions to a retirement savings plan and non-qualified deferred compensation plan of $7,200; (b) $2,642 that is the benefit to Mr. Stratton of the premiums paid by Nabors, as projected on an actuarial basis, for a split dollar life insurance arrangement; and (c) imputed interest of $5,307 on a loan from Nabors in the maximum amount of $104,375 in connection with his relocation to Houston, the balance of which was $104,375 as of March 31, 2000 and no interest has been paid or charged thereon.

(8) The aggregate amount of perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the salary and bonus.

(9) Includes Nabors' matching contributions to a retirement savings plan and a non-qualified deferred compensation plan of $7,200.

STOCK OPTION/SAR GRANT TABLE

         The following table provides information with respect to stock options granted during the fiscal year ended December 31, 1999 to the named executive officers.

                      OPTION GRANTS IN THE LAST FISCAL YEAR


======================================================================================================

                      INDIVIDUAL GRANTS
------------------------------------------------------------------------------------------------------
                              NUMBER OF        % OF TOTAL       EXERCISE
                              SECURITIES         OPTIONS           OR
                              UNDERLYING       GRANTED TO         BASE                      GRANT DATE
                               OPTIONS        EMPLOYEES IN        PRICE      EXPIRATION       PRESENT
       NAME                    GRANTED         FISCAL YEAR        ($/SH)        DATE        VALUE($)(6)
------------------------------------------------------------------------------------------------------
Eugene M. Isenberg           1,500,000(1)          27.81%        24.7500     12/07/2009     10,358,400
------------------------------------------------------------------------------------------------------
Anthony G. Petrello            750,000(1)          13.90%        24.7500     12/07/2009      5,179,200
------------------------------------------------------------------------------------------------------
Richard A. Stratton             14,000(2)           0.26%        28.1250     08/23/2009        109,224
------------------------------------------------------------------------------------------------------
Richard A. Stratton             23,400(2)           0.43%        28.1875     08/23/2009        182,965
------------------------------------------------------------------------------------------------------
Richard A. Stratton             50,100(2)           0.93%        28.2500     08/23/2009        392,599
------------------------------------------------------------------------------------------------------
Richard A. Stratton            250,000(3)           4.63%        24.7500     12/07/2009      2,153,700
------------------------------------------------------------------------------------------------------
Bruce P. Koch                   25,600(4)           0.47%        11.5000     02/26/2009        116,706
------------------------------------------------------------------------------------------------------
Bruce P. Koch                   25,000(5)           0.46%        24.7500     12/07/2009        251,983
======================================================================================================

(1)      These options were granted on December 7, 1999 and vested immediately.

(2) These options were granted to the executive in a number equal to the number of options exercised pursuant to the terms of previous agreements. The options vested immediately.

(3) These options were granted on December 7, 1999 and vest in three equal annual installments beginning December 7, 2000, subject to accelerated vesting as follows. If Nabors' common stock trades for 20 consecutive days at an average price that is 15% or greater than the price per share on the date of grant, the first installment will vest; if the stock trades at 32.3% or more, the second installment will vest; and if the stock trades at 52.1% or more, the third installment will vest.

(4) The options were granted on February 26, 1999 and vest in four annual installments beginning on February 26, 2000.

(5) The options were granted on December 7, 1999 and vest in four annual installments beginning on December 7, 2000.

(6) All options are granted at an exercise price equal to the market value of Nabors' common stock on the date of grant. Therefore, if there is no appreciation in the market value, no value will be realizable. In accordance with Securities and Exchange Commission rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. Nabors' use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating the grant date present value: (a) for options that vested immediately, the expected term is assumed to be two years, volatility of 42.0158%, dividend of $0 per share and risk free rates of return of 5.68% to 5.89%; (b) for options that vested in three years, the expected term is assumed to be three years, volatility of 42.0158%, dividend of $0 per share and risk free rate of return of 5.95%, and (c) for all other options, the expected term is assumed to be four years, volatility of 42.0158%, dividends of $0 per share and risk free rates of return of 5.26% to 6.08%. The figures given are not intended to forecast future price appreciation of the shares. The real value of the options in this table depends solely upon the actual performance of the Nabors' stock during the applicable period.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

         The following table provides information with respect to the stock options exercised during fiscal 1999 and the value as of December 31, 1999 of unexercised in-the-money options held by the named executive officers. Nabors did not grant any stock appreciation rights to these officers during 1999. The value realized on the exercise of options is calculated using the difference between the per share option exercise price and the market value of a share on the date of the exercise. The value of unexercised in-the-money options at fiscal year end is calculated using the difference between the per share option exercise price and the market value of $30.9375 per share at December 31, 1999.

======================================================================================================================
        NAME                SHARES        VALUE          SECURITIES UNDERLYING                VALUE OF UNEXERCISED
                           ACQUIRED     REALIZED        UNEXERCISED OPTIONS/SARS                  IN-THE-MONEY
                              ON            $                  AT FY-END                       OPTIONS AT FY-END
                           EXERCISE                                                     EXERCISABLE  /  UNEXERCISABLE
                                                    EXERCISABLE  /  UNEXERCISABLE             $               $
----------------------------------------------------------------------------------------------------------------------
Eugene M. Isenberg                  0            0       10,549,619  /             0      178,210,069  /             0
----------------------------------------------------------------------------------------------------------------------
Anthony G. Petrello                 0            0        4,839,923  /             0       80,478,049  /             0
----------------------------------------------------------------------------------------------------------------------
Richard A. Stratton           262,500    4,592,281        1,450,625  /       250,000       25,333,486  /     1,546,875
----------------------------------------------------------------------------------------------------------------------
Bruce P. Koch                  25,000      538,125           23,062  /        68,538          457,081  /       993,644
======================================================================================================================


EMPLOYMENT CONTRACTS

         Mr. Isenberg's and Mr. Petrello's employment contracts were amended and restated effective October 1, 1996 and both contracts had an expiration date of September 30, 2001. The expiration date automatically extends for an additional one-year term on each anniversary date, unless Nabors provides notice to the contrary ten days prior to such anniversary. Mr. Isenberg's salary is subject to annual review for increase at the discretion of the Board and its Compensation Committee. The formula for the calculation of his cash bonus remained as it had been under the prior version, a shareholder approved contract, which provided that Mr. Isenberg is entitled to receive an annual cash bonus equal to 7% (6% for fiscal years commencing on or after October 1, 1999) of Nabors' net cash flow (as defined in the employment contract) in excess of 15% of the average stockholder's equity for such fiscal year. Mr. Petrello's salary is subject to annual review for increase at the discretion of the Board and its Compensation Committee. His annual bonus remained as it had been at the greater of $700,000 or 2% of the net cash flow (as defined in the employment contract) in excess of 15% of the average stockholders equity in such year. Mr. Isenberg and Mr. Petrello are eligible for stock options and grants, may participate in annual long-term incentive programs, and pension and welfare plans, on the same basis as other executives; and may receive special bonuses from time to time as determined by the Board.

         In addition to salary and bonus each of Mr. Isenberg and Mr. Petrello is entitled to: group life insurance at an amount at least equal to three times their base salaries; various split-dollar life insurance policies, reimbursement of expenses, various perquisites and a personal umbrella policy in the amount of $5 million. Further, if Mr. Isenberg or

Mr. Petrello is subject to the tax imposed by Section 4999 of the Internal Revenue Code, Nabors has agreed to reimburse them for such tax on an after-tax basis.

         In the event that either Mr. Isenberg's or Mr. Petrello's employment contract is terminated by Nabors by reason of death, disability, or any reason other than for cause, or is terminated by either individual for Constructive Termination Without Cause (as defined in the agreements) or is terminated as a result of or following a Change of Control (as defined in the agreements), the terminated individual will be entitled to receive: (a) all base salary which would have been payable through the expiration date of the contract (currently, September 30, 2004) or three times his then current base salary, whichever is greater; (b) all annual cash bonus which would have been payable through the expiration date, or three times the highest bonus, (including the imputed value of grants of stock awards and stock options), paid or payable during the last three fiscal years prior to termination, whichever is greater; (c) any restricted stock outstanding, which shall immediately and fully vest; (d) any outstanding stock options, which shall immediately and fully vest; (e) any amounts earned, accrued or owing to the executive but not yet paid (including executive benefits, life insurance, disability benefits and reimbursement of expenses and perquisites) shall be continued through the later of the expiration date or three years after the termination date; (f) continued participation in medical, dental and life insurance coverage until the executive receives equivalent benefits or coverage through a subsequent employer or until the death of the executive or his spouse, whichever is later; and (g) any other or additional benefits in accordance with applicable plans and program of Nabors. In the event that either Mr. Isenberg's or Mr. Petrello's termination is related to a Change in Control, the terminated individual, at his election, would be entitled to receive a cash amount equal to one dollar less than the amount that would constitute an "excess parachute payment" as defined in Section 280G of the Internal Revenue Code, in place of the salary and bonus referred to in (a) and
(b) above. In addition, the terminated individual would be entitled, at his election, to terminate his employment because of such Change in Control, and to receive instead of any such number of outstanding options, as selected by the individual, an amount of cash in exchange therefor equal to (x) the excess of the Change in Control Price (as defined in the agreements) over the exercise price of the options per share of common stock multiplied by (y) the number of options selected by the individual. In addition, the terminated individual would be entitled a grant of additional vested options exercisable for five years, at a price equal to the average closing price per share during the 20 days prior to the Change of Control in an amount equal to the highest number of options granted during any fiscal year during the period comprising the then current fiscal year and the three fiscal years preceding the Change in Control. In the event that either Mr. Isenberg's or Mr. Petrello's employment contract is terminated for cause or as a result of resignation (other than as described above), the terminated individual will be entitled to receive: (1) base salary through the date of termination; (2) all annual cash bonus which would have been payable through the date of termination; (3) all restricted stock that has vested on or prior to the date of termination; (4) any outstanding stock options vested on or prior to the date of termination; (5) any amounts earned, accrued or owing to the executive but not yet paid (including executive benefits, life insurance, disability benefits and reimbursement of expenses and perquisites if to be performed following termination); and (6) other or additional benefits in accordance with applicable plans and program of Nabors. If Mr. Petrello's employment is terminated for any reason, he also is entitled to certain relocation benefits as set forth in his agreement.

         Mr. Stratton entered into a new employment contract effective October 1, 1996, with an expiration date of September 30, 2001. The expiration date automatically extends for an additional one-year term on each anniversary date, unless Nabors provides notice to the executive to the contrary ten days prior to such anniversary. Mr. Stratton's salary is subject to annual review for increase at the discretion of the Board and its Compensation Committee. Mr. Stratton is also entitled to vacation, reimbursement of expenses, comprehensive medical, disability and life insurance protection, a split-dollar life insurance agreement in an amount of not less than $2 million, other perquisites and a personal umbrella policy in the amount of $5 million. Mr. Stratton's term of employment continues until the earliest of the expiration date of the contract (currently September 30, 2004), his death, permanent and total disability, temporary partial or permanent disability, voluntary resignation or discharge for cause as defined in the employment agreement. In the event Mr. Stratton's employment is terminated by Nabors for any reason other than cause or by Mr. Stratton's voluntary resignation or is terminated by Mr. Stratton following a Change of Control (as defined in his agreement), Mr. Stratton would be entitled to: (a) all base salary which would have been payable for the period from the termination date until the expiration date; (b) all deemed bonus which would have been payable for the period from the termination date until the expiration date (for this purpose, deemed bonus for each fiscal year shall equal the highest cash bonus paid to Mr. Stratton during the last three fiscal years prior to the termination date); (c) any restricted stock outstanding, which shall become immediately and fully vested; (d) any outstanding stock options, which shall become immediately and fully vested; (e) any amounts then earned, accrued or owing to Mr. Stratton but not yet paid (including obligations to be performed following termination); and
(f) certain other benefits including vacation, life insurance and medical benefits will be continued through the later of the expiration date or three years following the date of termination. In the event Mr. Stratton is terminated for cause or voluntarily resigns, he would be entitled to receive or retain his salary through the termination date and any of his outstanding stock options which have then vested. Mr. Stratton may elect to treat any breach of his employment contract by Nabors or its successor, in the event of a merger, consolidation or sale of substantially all of the assets of Nabors, as a discharge without cause.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee for fiscal 1999 was comprised of two non-employee directors: Mr. Wexler (Chairman) and Mr. Sheinfeld. Neither Mr. Wexler nor Mr. Sheinfeld has ever served as an officer or employee of Nabors or any of its subsidiaries, nor has either participated in any transaction during the last fiscal year required to be disclosed pursuant to the federal proxy rules.

         During fiscal 1999 Nabors provided drilling and logistical services to Santa Fe Snyder Corporation, of which Mr. James L. Payne, serves as the Chief Executive Officer. The drilling and logistical services were provided by Nabors to Santa Fe Snyder, at prevailing market rates. Amounts received for such services represented approximately 0.6% of Nabors' consolidated gross revenue.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

COMPOSITION AND ROLE OF THE COMPENSATION COMMITTEE

         The Compensation Committee meets periodically to review and recommend to the Board, for its approval, policies and procedures relating to employment agreements, salaries, bonuses, stock grants, stock options and employee benefit plans for officers and employees. In particular, the committee is responsible for recommendations with regard to:

         o Salary, cash bonuses, stock awards and stock option grants to management and other key employees;

         o        Policies and practices in regards to employment agreements;
                  and

         o Stock-based compensation plan, other benefit programs including shareholder-approved stock option plans and defined contribution plans.

         The committee conducts periodic meetings throughout the year, culminating in an extended session, following the close of the fiscal year, to consider salary adjustments, incentive compensation and related issues.

COMPENSATION POLICIES

         The committee's goal is to establish compensation policies and programs designed to attract and retain a qualified executive staff for the purpose of enhancing shareholder value. The committee is mindful that, over the past decade, the oil field services industry, particularly drilling contractors, have undergone severe contractions in activity forcing many companies to withdraw or be eliminated from the market place. The ability of companies to compete in this marketplace depends in part on the need to attract and retain executives with the necessary industry knowledge and management and financial skills to preserve and enhance Nabors' position, notwithstanding the industry's characteristics. For this reason, the committee also is of the view that attracting executive talent from both inside and outside the industry is important to the continued enhancement of Nabors. Consistent with these goals, the committee seeks to:

         o Attract and retain high quality executives needed to manage Nabors and maintain its competitive position;

         o Reward effective ongoing management performance that achieved Nabors' operating, financial and strategic goals established each year;

         o Focus executive attention on enhancing long-term shareholder value through stock-based compensation programs; and

         o Reward key employees for exceptional performance with regard to Nabors' success.

         Nabors' executive compensation program includes base salary and incentive bonuses as follows:

         Base Salary: The committee reviews the performance of each senior executive officer individually with the Chief Executive Officer and determines an appropriate salary level for each senior executive officer based primarily on individual performance and competitive factors. These competitive factors include as a reference the base salary of other top executives of drilling contractors and the oil service sector generally, and also the compensation levels needed to attract and retain highly talented executives from outside the industry. For fiscal 1999, the committee noted that the salaries of the Chief Executive Officer and the other named executive officers were, in cases, below the mean of the salaries for the same categories of Nabors' competitors, as reported in the latest available proxy statements of the five companies other than Nabors that comprise the Dow Jones Oil Drilling Index. The salaries of the Chief Executive Officer and the President have remained the same since 1987 and 1992, respectively.

         Incentive Bonus Program: The committee administers annual review programs to determine to what extent to reward senior executive officers and key employees based upon Nabors' performance in relation to performance goals. Financial performance goals for the Chief Executive Officer and President are set forth in the contractual bonus formulae described above under "Management Compensation-Employment Contracts". With respect to other senior executive officers, the performance goals include both financial and non-financial objectives, including achieving certain financial targets in relation to internal budgets, developing internal infra-structure and enhancing positions in certain markets. The financial criteria include, among other things, increasing revenues, controlling direct and overhead expenses and increasing cash flow from operations. The non-financial criteria include: maintaining Nabors' share in its principal geographic markets, enhancing Nabors' technical capabilities and developing operations in identified strategic markets. Based on these reviews, the Committee recommends annual incentive rewards to the Board. Annual incentive awards include cash, options or shares, or a combination thereof. Share awards or stock option grants typically have been issued on a four-year vesting schedule, but the committee reserves the right to modify the vesting schedule in its discretion, particularly where options are given in lieu of cash bonuses. Annual incentive bonus awards are not guaranteed except for those provided under contractual arrangements. The committee believes that stock option grants and share awards are critical in motivating and rewarding the creation of long-term shareholder value, and the committee has established a policy of awarding stock options from time to time based on continuing progress of Nabors and on individual performance. For fiscal 1999, no cash bonuses were awarded to Mr. Isenberg, Mr. Petrello or Mr. Stratton due to the protracted downturn in Nabors' business throughout the year. However, the stock options granted to the Chief Executive Officer and the next two named executive officers were higher than those for the same officer categories of Nabors' competitors, as reported in the latest available proxy statements of the five companies other than Nabors that comprise the Dow Jones Oil Drilling Index.

         Section 162(m) of the Internal Revenue Code of 1986, as amended, limits to $1,000,000 the amount of compensation that may be deducted by Nabors in any year with respect to certain of Nabors' highest paid executives. Certain performance-based compensation that has been approved by shareholders is not subject to the $1,000,000 limit, as well as compensation paid pursuant to employment contracts in existence prior to the adoption of Section 162(m) in 1993. Section 162(m) applied to Nabors for the first time in fiscal 1995. Although the contractual bonus arrangements remained the same from their previous contracts, certain bonus compensation, as well as the share options granted to Mr. Isenberg, Mr. Petrello and Mr. Stratton pursuant to the new and amended employment contracts entered into in 1996, may not be exempt from
Section 162(m). Consequently, Nabors may not be able to deduct that portion of such compensation that exceeds $1,000,000 (see "Management Compensation-Option/SAR Grants in the Last Fiscal Year" and "- Employment Contracts"). While the committee intends to take reasonable steps to obtain deductibility of compensation, it reserves the right not to do so in its judgment, particularly with respect to retaining the service of its principal executive officers.

CHIEF EXECUTIVE OFFICER AND PRESIDENT

         The committee's arrangements with its Chief Executive Officer and President have been designed from the outset to align compensation to enhancing shareholder value. Mr. Isenberg's compensation is made pursuant to a contractual formula that originated with several of Nabors' major shareholders in 1987 following Nabors' bankruptcy proceedings. These arrangements were subsequently approved by the various constituencies in Nabors' bankruptcy proceedings, including equity and debt holders, and confirmed by the United States Bankruptcy Court. Mr. Isenberg's base salary has remained constant since 1987, and Mr. Petrello's has not changed since his employment began in 1991. The major portion of Mr. Isenberg's and Mr. Petrello's cash compensation is the performanced-based bonus compensation. Under their agreements, Mr. Isenberg and Mr. Petrello are entitled to receive a cash bonus according to a formula based on a percentage during 1999, (Isenberg-7%, Petrello-2%) of cash flow in excess of a 15% return on shareholders' average book equity. Mr. Petrello is also entitled to a minimum annual cash bonus of $700,000 (which he waived in 1999). The committee believes that tying the cash bonus to cash flow in excess of a return on shareholders' average equity aligns Mr. Isenberg's and Mr. Petrello's bonus' to achieving superior financial results that should enhance shareholder value. In order to ensure that Mr. Isenberg and Mr. Petrello would continue to be available to Nabors, the committee amended and restated their employment contracts effective October 1, 1996 for additional five-year terms that renew annually absent notice to the contrary (see "Management Compensation - Employment Contracts"). Mr. Isenberg's contractual bonus (as well as Mr. Petrello's) provides for the mandatory application of the bonus formula.

         In reviewing Mr. Isenberg's compensation, the committee took into account the long-term shareholder value which he helped create since becoming Nabors' Chief Executive Officer in 1987. The committee also took note of Nabors' expansion of its U.S. and international operations with the acquisitions of Bayard Drilling Technologies, Inc. and Pool Energy Services Co. completed in 1999, which have enhanced Nabors' operating leverage in the global drilling market. The result of this effort is reflected in the chart below.

         As a result of the Company's financial results that declined in fiscal 1999 as compared to 1998, Mr. Isenberg, Mr. Petrello and Mr. Stratton agreed to waive any cash bonus for 1999. This compares to cash bonuses of $1,000,000, $200,000 and $180,000, respectively, that they received for 1998. In addition, Mr. Isenberg, Mr. Petrello and Mr. Stratton will not receive any salary adjustments for 2000. In 1999, Mr. Isenberg, Mr. Petrello and Mr. Stratton were granted stock options to acquire 1,500,000 shares, 750,000 shares and 250,000 shares of Nabors common stock, respectively, a decrease from the options to acquire 2,200,000 shares, 900,000 shares and 300,000 shares of Nabors common stock, respectively, they were granted in 1998.

FINANCIAL HIGHLIGHTS
NABORS INDUSTRIES, INC. AND SUBSIDIARIES
(In millions, except per share amounts)


                                    ------------------------------------------------------------------------------------------
                                                                              1999 VERSUS 1998            1999 VERSUS 1994
                                                                           ---------------------------------------------------
                                              FISCAL YEAR (1)                INCREASE/(DECREASE)         INCREASE/(DECREASE)
                                    ------------------------------------------------------------------------------------------
FINANCIAL DATA                         1999         1998       1994 (2)        $             %             $            %
                                    ------------------------------------------------------------------------------------------
Revenues ........................   $    642.3   $    968.2   $    484.3       (325.9)          (34)        158.0           33
                                    ------------------------------------------------------------------------------------------
Net income ......................         27.7        125.0          1.4        (97.3)          (78)         26.3        1,879
                                    ------------------------------------------------------------------------------------------
Net income per diluted share ....         0.23         1.16          .02        (0.93           (80)          .21        1,050
                                    ------------------------------------------------------------------------------------------
Stockholders' equity ............      1,470.1        867.5        317.4        602.6            69       1,152.7          363
                                    ------------------------------------------------------------------------------------------
Year end market value of
    shares outstanding ..........   $  4,156.3   $  1,304.0   $    513.6      2,852.3           219       3,642.7          709
                                    ==========================================================================================


(1) The fiscal years ended 1999 and 1998 are for the period January 1 through December 31 and the fiscal year ended 1994 is for the period October 1 through September 30.

(2) The financial data for 1994 was restated to include Sundowner Offshore Services, Inc., which was acquired on October 27, 1994.


                                        THE COMPENSATION COMMITTEE



                                        Jack Wexler, Chairman
                                        Myron M. Sheinfeld

                          REPORT OF THE AUDIT COMMITTEE


COMPOSITION AND ROLE OF THE AUDIT COMMITTEE

         The Audit Committee is comprised of three members, Mr. Sheinfeld (Chairman), Mr. Wexler and Mr. Whitman. In 1999 the Committee met four times. The Audit Committee is governed by a charter which it has adopted, which is attached to this Proxy Statement as Appendix A. Nabors' securities are listed on the American Stock Exchange and are governed by its listing standards. All members of the Audit Committee meet the independence standards of Section 303.01(B)(2)(a) of Regulation S-K and of the American Stock Exchange.

AUDIT COMMITTEE REPORT


March 30, 2000


To the Board of Directors of Nabors Industries, Inc.:

         Our Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 1999 (the "Audited Financial Statements"). In addition, we have discussed with PricewaterhouseCoopers LLP, the independent auditing firm for the Company, the matters required by Codification of Statements on Auditing Standards No. 61 (SAS
61).

         The Committee also has received the written report, disclosure and the letter from PricewaterhouseCoopers, LLP required by Independence Standards Board ("ISB") Statement No. 1, and we have reviewed, evaluated and discussed the written report with that firm and its independence from the Company. We also have discussed with management of the Company and the auditing firm such other matters and received such assurances from them as we deemed appropriate.

         Based on the foregoing review and discussions and relying thereon, we have recommended to the Company's Board of Directors the inclusion of the Audited Financial Statements in the Company's Annual Report for the year ended December 31, 1999 on Form 10-K, to be filed with the Securities and Exchange Commission.

                                             THE AUDIT COMMITTEE



                                             Myron M. Sheinfeld, Chairman
                                             Jack Wexler
                                             Martin J. Whitman

                             STOCK PERFORMANCE GRAPH

         The following graph illustrates comparisons of five-year cumulative total returns among Nabors Industries, Inc., the S&P Midcap Index and the Dow Jones Oil Drilling Index. Total returns assumes $100 invested on December 31, 1994 in shares of Nabors Industries, Inc., the S&P Midcap Index, and the Dow Jones Oil Drilling Index. It also assumes reinvestment of dividends and is calculated at the end of each calendar year, December 31, 1994 to December 31, 1999.

                                    [GRAPH]

          ----------------------------------------------------------------------------------------
                                                    1995      1996       1997       1998      1999
                                                    ----------------------------------------------
          Nabors Industries, Inc.                    173       296        487        208       476
          ----------------------------------------------------------------------------------------
          S&P Midcap Index                           131       156        206        246       282
          ----------------------------------------------------------------------------------------
          Dow Jones Oil Drilling Index               143       211        321        171       245
          ----------------------------------------------------------------------------------------

            AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO
                 INCREASE THE AUTHORIZED SHARES OF COMMON STOCK


         On April 20, 2000, the Board unanimously approved an amendment to Article Fourth (a) to the Restated Certificate of Incorporation which would increase the number of authorized shares of common stock by two-hundred million shares to 400,000,000 shares, subject to shareholder approval of the amendment.

         As of April 14, 2000 Nabors had outstanding a total of 145,469,597 shares of common stock and had reserved for issuance 27,440,343 shares of common stock. Nabors is currently authorized to issue 200,000,000 shares of common stock, 8,000,000 shares of Class B stock, and 10,000,000 shares of preferred stock. If this amendment is approved by shareholders, Nabors will be authorized to issue an additional 200,000,000 shares of common stock.

         The Board of Directors believes that it is desirable to have the additional authorized shares of common stock available for possible future financing and acquisition transactions, employee benefit plans and other general corporate purposes. While the Board does not have any specific plans, arrangements, understandings, agreements, negotiations or commitments for the issuance of additional shares, based on our history of expanding through acquisitions and asset purchases, it is probable that Nabors will require additional common shares for similar transactions in the future. Having additional authorized shares of common stock available for issuance provides us with greater flexibility, should opportunities arise that require prompt action and may allow such shares to be issued without the delay and expense of seeking shareholder approval at the time which could deprive Nabors and its shareholders of the ability to effectively benefit from the opportunity. All authorized but unissued common and preferred stock, including the additional shares of common stock authorized by this amendment, will be available for issuance without further action by the shareholders, unless such action is required by applicable law or is required by the American Stock Exchange. In accordance with American Stock Exchange rules, shareholder approval will be required in connection with the issuance of shares: (A) in connection with an acquisition (1) which could result in an increase in outstanding shares of 20% or more or (2) which could result in an increase in the outstanding shares of 5% or more where officers, directors or a substantial holder have an interest above certain thresholds in the entity to be acquired; or (B) in connection with a sale of stock equal to 20% or more of the then outstanding shares below the greater of book or market value.

         The issuance of additional shares could result in loss of voting control of existing shareholders and, depending on the sales price of such shares, could cause dilution. In addition, the proposed amendment also could have certain anti-takeover effects. For example, although Nabors has no present intent to do so, shares of common stock could be issued by private placement or public offering, or rights to purchase such shares could be issued, to create voting impediments to or to frustrate persons seeking to effect a takeover or otherwise to gain control of Nabors, thereby continuing incumbent management. In addition, this proposed amendment could discourage an attempt by a person to acquire control of Nabors by a tender offer or other means. It could therefore deprive shareholders of benefits that could result from such an attempt, such as the realization of a premium over the market price of their shares in a tender offer or the temporary increase in market price that such an attempt could cause. The Board is not aware of any present effort to gain control of Nabors.

         The Board believes that this amendment would be in Nabors' best interests. A copy of the amendment is attached hereto as Appendix B. The information contained in this proxy statement is qualified in its entirety by reference to the complete text of the amendment.

         A majority of the voting power, voted in person or by proxy, is required for the approval of the proposed amendment to our restated certificate of incorporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION.

                                   ACCOUNTANTS

         PricewaterhouseCoopers LLP, independent accountants, have been selected to serve as Nabors' accountants for the current fiscal year. They, or a predecessor, have been our accountants since May 1987.

         A representative from PricewaterhouseCoopers is expected to be present at the annual meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires Nabors' directors and executive officers, and persons who own more than 10% of a registered class of Nabors' equity securities, to file with the Securities and Exchange Commission and the American Stock Exchange initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Nabors. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish Nabors with all Section 16(a) forms which they file.

         To Nabors' knowledge, based solely on review of the copies of such reports furnished to Nabors and written representation that no other reports were required during the fiscal year ended December 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with on a timely basis.

                                  OTHER MATTERS

         The Board knows of no other business to come before the annual meeting. However, if any other matters are properly brought before the annual meeting, the persons named in the accompanying form of proxy, or their substitutes, will vote in their discretion on such matters.

                    SHAREHOLDERS' PROPOSALS FOR PRESENTATION
                             AT 2001 ANNUAL MEETING

         If a shareholder of Nabors wishes to present a proposal for consideration at the 2001 Annual Meeting of Shareholders, the proposal must be received at the executive offices of Nabors no later than January 2, 2001 to be considered for inclusion in Nabors' proxy statement and form of proxy for that annual meeting.

                                        NABORS INDUSTRIES, INC.

                                        /s/ D. MCLACHLIN

                                        DANIEL MCLACHLIN
Dated:  May 8, 2000                     Corporate Secretary

                                                                      APPENDIX A


NABORS INDUSTRIES, INC. AUDIT COMMITTEE CHARTER


ORGANIZATION

There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall consist of at least three independent members of the Board of Directors, who serve at the pleasure of the board. The Board of Directors shall designate the Audit Committee members and the committee chair. The Audit Committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as committee members.

Members of the Audit Committee should be considered independent if they have no relationship to the corporation which may interfere with the exercise of their independence from management and the corporation. If a director has a relationship which could interfere with the exercise of their independence from management and the corporation, such a director who has one or more of these relationships may be appointed to the Audit Committee, if the Board under exceptional and limited circumstances determines that membership on the committee by the individual is required by the best interest of the corporation and its shareholders, and the Board discloses in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

MEETINGS

The Audit Committee should meet at least four times annually or more frequently as circumstances may require. The Audit Committee should meet at least annually with management, independent accountants and internal auditors, in separate executive sessions to discuss any matters that the Audit Committee or each of the entities believe should be discussed privately.

DIRECTOR QUALIFICATIONS

The Audit Committee members should be experienced in reviewing and evaluating financial matters with at least one member having accounting or related financial management expertise.

STATEMENT OF POLICY - PURPOSE

The Audit Committee shall assist the Board of Directors in fulfilling their responsibility to the shareholders, potential shareholders, investment community, the public and any governmental body relating to corporate accounting, reporting practices of the corporation, the quality and integrity of the financial reports, legal compliance and ethics that management of the corporation and the board have established. It is the responsibility of the Audit Committee to maintain free and open communication between the directors, the independent auditors, the internal auditors and the financial management of the corporation to encourage continuous improvement of and adherence to the corporation's policies, procedures and practices.

RESPONSIBILITIES AND DUTIES

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, to best react to changing conditions and ensure the directors and shareholders that corporate accounting and reporting practices of the corporation are in accordance with all legal requirements and are of the highest quality.

In carrying out these responsibilities, the Audit Committee will:


         o Review and update this charter periodically, as conditions require.
         o Review and recommend to the Board of Directors the selection of independent accountants to audit the financial statements of the corporation, its divisions and subsidiaries.
         o Review and approve fees and other compensation to be paid to the independent accountants.
         o Review and discuss with the independent accountants all significant relationships the accountants have with the corporation to verify the accountants' independence.
         o Review the performance of the independent accountants and approve any discharge of the independent accounts when circumstances so warrant.
         o Meet with the independent accountants and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized.
         o At the conclusion of the audit, meet with the independent accountants to review the audit, their comments and recommendations.
         o Review with the independent accountants, the corporation's internal auditor, and financial and accounting personnel, the integrity, adequacy and effectiveness of the accounting and financial controls of the corporation, and its internal and external financial reporting practices and processes and receive and review any recommendations for the improvement of such internal control procedures, reporting practices and processes or areas where new or more detailed controls or procedures are desirable.
         o Review the internal audit function of the corporation including the internal auditor, independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.
         o Receive and review a summary of findings from completed internal audits.
         o Review and meet separately with management, independent accountants, and internal auditors to discuss any significant difficulties encountered during the course of the audits, including but not limited to restrictions on scope of work, access to information, disagreements among management, independent accountants and internal auditors in connection with preparation of financial statements, and any change in accounting principles.
         o Meet separately with internal auditors and independent accountants, without members of management present to discuss independent accountants' or internal auditors' evaluation of the corporation's financial, accounting and auditing personnel, cooperation received during the audit, and any matters which may be brought to the attention of the Audit Committee.
         o Review with financial management of the corporation and the independent auditor their qualitative judgments about the appropriateness of the accounting principles and financial disclosure practices used or proposed to be adopted by the AICPA about the degree of aggressiveness or conservatism of its accounting principles and underlining estimates.
         o        Review the financial statements contained in the annual report to shareholders with management and the independent
                  accountants to determine that the independent accountants are satisfied with the disclosure and content of the financial statements to be presented to shareholders.
         o Review accounting and financial human resources and succession planning within the corporation.
         o Establish, review and update a code of ethical conduct and ensure management has established a system to enforce such code.
         o Review management's monitoring of the corporation's compliance with such code of ethical conduct and ensure that a proper review system is in place to satisfy legal reporting requirements.
         o Review with corporation's legal counsel any compliance matter, including corporate securities trading, or any legal matter which could have significant impact on the corporation's financial statements.
         o Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

         o Investigate any matter brought to the attention of the Audit Committee within the scope of its duties, with the power to retain outside independent counsel, accountants, or others for this purpose if, in its judgment, that is appropriate.
         o        Perform any other activities consistent with this charter, the corporation's by-laws and governing law, as the Audit
                  Committee or the Board of Directors deems necessary or appropriate.

ADDENDUM 1

The following are examples of relationships which members of the Audit Committee may have which may interfere with the exercise of their independence from management and the corporation:

1. A director being employed by the corporation or any of its affiliates for the current year or any of the past five years;

2. A director accepting any compensation from the corporation or any of its affiliates other than compensation for board service or benefits under tax qualified retirement plans;

3. A director being a member of immediate family of an individual who is, or has been in any of the past five years, employed by the corporation or any of its affiliates as an executive officer;

4. A director being a partner in, or a controlling shareholder or an executive officer of, any for profit business organization to which the corporation made, or from the which the corporation received payments that are or have been significant to the corporation or business organization in any of the past five years;

5. A director being employed as an executive of another company where any of the corporation's executives serve on that company's compensation committee.

                                                                      APPENDIX B
                             NABORS INDUSTRIES, INC.

                            AMENDMENT TO THE RESTATED
                          CERTIFICATE OF INCORPORATION
                     TO INCREASE THE AUTHORIZED COMMON STOCK

RESOLVED, that Article Fourth (a) of the Corporation's Restated Certificate of Incorporation which reads as follows:

                  Fourth: (a) The total number of shares which the Corporation shall have the authority to issue is two hundred and eighteen million (218,000,000) shares, of which two hundred eight million (208,000,000) shares will consist of Capital Stock having a par value of ten cents ($.10) and ten million (10,000,000) shares will consist of Preferred Stock having a par value of ten cents ($.10) per share. The Capital Stock will consist of two hundred million (200,000,000) shares of Common Stock, and eight million (8,000,000) shares of Class B Stock. All shares of capital stock will be identical and will entitle the holders thereof to the same rights and privileges except as otherwise provided in this Restated Certificate of Incorporation.

be and hereby is amended by striking out said Article Fourth (a) and inserting in lieu thereof the following:

                  Fourth: (a) The total number of shares which the Corporation shall have the authority to issue is four hundred and eighteen million (418,000,000) shares, of which four hundred eight million (408,000,000) shares will consist of Capital Stock having a par value of ten cents ($.10) and ten million (10,000,000) shares will consist of Preferred Stock having a par value of ten cents ($.10) per share. The Capital Stock will consist of four hundred million (400,000,000) shares of Common Stock, and eight million (8,000,000) shares of Class B Stock. All shares of capital stock will be identical and will entitle the holders thereof to the same rights and privileges except as otherwise provided in this Restated Certificate of Incorporation.

[X] Please mark your votes as in this example.

         THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF EACH NOMINEE FOR DIRECTOR AND FOR THE APPROVAL TO AMEND NABORS' RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

--------------------------------------------------------------------------------
FOR      [ ]    WITHHELD [ ]

1.       Election of Directors. (see reverse)

         For, except vote withheld from the following nominee(s):

         ----------------------------------------------


--------------------------------------------------------------------------------
FOR      [ ]    WITHHELD [ ]    ABSTAIN [ ]

2. Approval to amend the Nabors' Restated Certificate of Incorporation to increase the authorized common stock from 200,000,000 shares to 400,000,000 shares.

--------------------------------------------------------------------------------

In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

NOTE: Please mark the proxy, sign exactly as your name appears below, and return it promptly in the enclosed addressed envelope. When shares are held by joint tenants, both parties should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized person. If a partnership, please sign in full partnership name by an authorized person.


------------------------------------------
Signature                           Date


------------------------------------------
Signature                           Date

PROXY


                             NABORS INDUSTRIES, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The person signing on the reverse by this proxy appoints Eugene M. Isenberg and Anthony G. Petrello, and each of them (with full power to designate substitutes), proxies to represent, vote and act with respect to all shares of common stock of Nabors Industries, Inc. held of record by the undersigned at the close of business on April 14, 2000 at Nabors' annual meeting of shareholders to be held on June 6, 2000 and at any adjournments or postponements thereof. The proxies may vote and act upon the matters designated below and upon such other matters as may properly come before the meeting, according to the number of votes the undersigned might cast and with all powers the undersigned would possess if personally present.

1. ELECTION OF DIRECTORS: Election of two Class III directors of Nabors to serve until the 2003 annual meeting of shareholders or until their successors are elected and qualified.

         Nominees:         Eugene M. Isenberg and Jack Wexler

2. APPROVAL TO AMEND NABORS' RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK FROM 200,000,000 SHARES TO 400,000,000 SHARES.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX ON THE REVERSE SIDE. YOU DO NOT NEED TO MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

                                   SEE REVERSE
                                      SIDE